UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )

    ☒ Filed by the Registrant         ☐ Filed by a Party other than the Registrant

Check the appropriate box:
    ☐ Preliminary Proxy Statement
    ☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    ☐ Definitive Proxy Statement
    ☒ Definitive Additional Materials
    ☐ Soliciting Material under §240.14a-12

CNX RESOURCES CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
    ☒ No fee required.
    ☐ Fee paid previously with preliminary materials.
    ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On April 27, 2023, CNX held its earnings call for the first quarter of 2023. During that call, CNX’s CEO, made the following remarks, an audio recording of which can be accessed on CNX’s website under Investors – Events and Presentations (https://investors.cnx.com/events-and-presentations/events):

I would like to wrap up my remarks by discussing the G I just mentioned, or governance side of the equation. Specifically, if you are a shareholder of CNX then you have probably heard from the company either directly or indirectly through a proxy statement mailer asking you to vote in accordance with our board of directors’ recommendations at our annual shareholders meeting, which includes voting AGAINST a climate lobbying shareholder proposal. On the surface, this shareholder proposal seems immaterial and perfunctory, at least to a degree. But optics can be deceiving. So, we decided to take an objective and vocal approach in stating a public opinion in support of owner value. We see these types of shareholder proposals fueled by a cottage industry of self-serving activist firms that are more interested in placing proposals for attention than genuinely improving the business of the underlying company, industry, or the environment. They don’t look to create value, or even want to engage with the company, but instead they are designed to manufacture attention for attention’s sake. Worse yet, they end up eroding sound governance in the long term and frustrate our duty to shareholders, solely so these firms can appropriate value for themselves. As such, these proposals are spam-like in nature, immaterial, and not only add zero value, but destroy value. We hope that the industry and capital markets will follow our lead and push back against these types of proposals because we see them as a much bigger issue that ultimately needs to be stopped by shareholders and the proxy advisory companies. As such, we were happy to see Glass Lewis’ recent recommendation to vote against this proposal. And we will continue to do our part to see this through to the right outcome.

On April 27, 2023, CNX distributed the following through email:

Important Additional Information Regarding Proxy Solicitation

CNX Resources Corporation (the “Company” or “CNX”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”). On March 23, 2023, the Company filed a definitive proxy statement and other related materials with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2023 Annual Meeting (the “2023 Proxy Statement”).

SHAREHOLDERS ARE URGED TO READ THE 2023 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE 2023 ANNUAL MEETING.

Shareholders may obtain, free of charge, copies of the 2023 Proxy Statement and any other documents filed or to be filed by the Company with the SEC in connection with the 2023 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.cnx.com) or by writing to the Company’s Secretary as follows:

CNX Resources Corporation
CNX Center
1000 Horizon Vue Drive
Canonsburg, PA 15317

This statement may contain forward-looking statements, estimates and projections within the meaning of the federal securities laws. Statements that are not historical are forward-looking and may include our operational and strategic plans; estimates of gas reserves and resources; projected timing and rates of return of future investments; and projections and estimates of future production, revenues, income, and capital spending. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements, estimates and projections. Investors should not place undue reliance on forward-looking statements as a prediction of future actual results. The forward-looking statements in this statement speak only as of the date hereof; we disclaim any obligation to update the statements, and we caution you not to rely on them unduly. Specific factors that could cause future actual results to differ materially from the forward-looking statements are described in detail under the captions "Forward- Looking Statements" and "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) and any subsequent reports filed with the SEC. Those risk factors discuss, among other matters, pricing volatility or pricing decline for natural gas and natural gas liquids; local, regional and national economic conditions and the impact they may have on our customers; events beyond our control, including a global or domestic health crisis; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of our customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the proposed transaction; and changes in safety, health, environmental and other regulations.